Exhibit 99.1

Contact: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Associates Receives Subpoena from SEC, Request Seeks No New Information

CHICAGO, July 8, 2005 – Morningstar, Inc. (Nasdaq:MORN) today announced that the Securities and Exchange Commission has issued a request for information in the form of a subpoena to Morningstar Associates, LLC, a registered investment advisor and wholly owned subsidiary of Morningstar. The subpoena relates to services Morningstar Associates offers to retirement plan providers, including fund lineup recommendations for retirement plan sponsors.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We have been fully cooperating with the SEC since it began an examination of Morningstar Associates in December of last year. In February of 2005, the SEC sent us a request for the voluntary production of documents that is virtually identical to the subpoena we received today. We have supplied substantially all of the information previously requested by the SEC. Because today’s subpoena does not contain any new requests, we do not believe the SEC is seeking any additional information through the subpoena.”

Morningstar, Inc. is a leading provider of investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutional clients. Morningstar provides data on more than 125,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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